                                                                   EXHIBIT 10.72


                               AMENDMENT NO. 2 TO
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         This Amendment No. 2 to Amended and Restated Loan and Security Agreement (this "Amendment") is entered into as of June 6, 2000, by and among BOLLINGER INDUSTRIES, INC., a Delaware corporation ("BII"), BOLLINGER INDUSTRIES, L.P., a Texas limited partnership ("BILP"), and NBF, INC., a Georgia corporation ("NBF" and, together with BII and BILP, the "Borrower"), jointly and severally, with their chief executive office located at 602 Fountain Parkway, Grand Prairie, Texas 75050 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts.

                                   BACKGROUND

         FACT ONE: Lender and Borrower have entered into that certain Amended and Restated Loan and Security Agreement, dated May 14, 1998 (as amended, the "Loan Agreement"), as amended by that certain Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated June 29, 1999, between Lender and Borrower.

         FACT TWO: Lender and Borrower desire to further modify, supplement and amend the Loan Agreement as provided herein.

         NOW, THEREFORE, Lender and Borrower hereby supplement, modify and amend the Loan Agreement as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.01 Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Loan Agreement, as amended hereby.

                                   ARTICLE II
                                 EFFECTIVE DATE

          2.01 This Amendment shall be effective on the date (the "Effective Date") upon which Lender has received each of the following, in each case in form and substance acceptable to Lender in its sole discretion:

                  (a) one or more counterparts of this Amendment, duly executed by Borrower;

                  (b) a consent and reaffirmation of the obligations of each Individual Guarantor and each Corporate Guarantor under their respective guaranties;

                  (c) payment of the Amendment Fee (as hereinafter defined);




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

                  (d) proof, satisfactory to Lender at its option, that BILP owns, free and clear of all encumbrances, all of the property (the "Dynamic Inventory") that BILP has purchased from Dynamic International Ltd., a Nevada corporation ("Dynamic"), under the terms of the Settlement Agreement (the "Settlement Agreement"), dated June 2, 2000, by and among BIIP, The Step Company, a Georgia corporation, and Dynamic;

                  (e) a collateral assignment from BILP to Lender of all intellectual property acquired by BILP under the terms of the Settlement Agreement;

                  (f) two Financing Statements on form UCC-1 covering the Dynamic Inventory, in form and substance satisfactory to Lender at its option, to be filed with the Department of State of the State of New York and Kings County, New York;

                  (g) an access agreement or warehouseman's letter from Dynamic, acting in its capacity of the owner of the warehouse in which the Dynamic Inventory is located, pursuant to which Dynamic: (i) agrees to segregate the Dynamic Inventory from all other warehoused items; (ii) waives any lien or other claim it may have on the Dynamic Inventory, including claims under the Settlement Agreement; and (iii) upon receipt of notice of an Event of Default under the Loan Agreement, authorizes Lender to enter such warehouse, take control of and dispose of the Dynamic Inventory; and

                  (h) any other document that Lender may reasonably request.

                                   ARTICLE III
                   AMENDMENTS AND ADDITIONS TO LOAN AGREEMENT

         3.01 AMENDMENTS TO SECTION 1.1 OF THE LOAN AGREEMENT. As of the Effective Date, Section 1.1 of the Loan Agreement is hereby amended in the following respects.

                  (a) the definition of "Eligible Inventory" is hereby amended and restated to read in its entirety as follows:

                           ""Eligible Inventory" means Inventory (net of
                  reserves for obsolescence and reserves for restructuring charges as determined in Foothill's reasonable discretion) consisting of first quality finished goods held for sale in the ordinary course of Borrower's business and raw materials for such finished goods, that are located at Borrower's premises identified on Schedule E-l, are acceptable to Foothill in all respects, and strictly comply with all of Borrower's representations and warranties to Foothill; provided, however, that Eligible Inventory shall not include slow moving or obsolete items, restrictive or custom items, work-in-process, components that are not part of finished goods, spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory at any location other than those set forth on Schedule E-l, Inventory subject to a security interest or lien in favor of any third Person, bill and hold goods, Inventory that is not subject to Foothill's perfected security interests, Inventory the sale of which by or on behalf of Foothill may be restricted by any



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

                  Person claiming a right or interest in such Inventory (or any trademark, license, copyright, patent or other right or interest relating to such Inventory), defective goods, "seconds," and Inventory acquired on consignment; provided, further, that any Inventory acquired under the terms of the Dynamic Settlement shall be Eligible Inventory only for a period of ninety (90) days after the date on which such Inventory is purchased from Dynamic in accordance with the terms of the Dynamic Settlement. Eligible Inventory shall be valued at the lower of Borrower's cost or market value; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit determination. All references to Eligible Inventory, other than such references in Section 2.1(a), shall be deemed to include Inventory In-Transit."

         3.02 DEFINITIONS ADDED TO SECTION 1.1 OF THE LOAN AGREEMENT. As of the Effective Date, the following definitions are added, in appropriate alphabetical order, to Section 1.1 of the Loan Agreement to read in their entirety as follows:

         "Adjusted EBITDA" means, for any fiscal period of Borrower, an amount equal to the Adjusted Net Earnings from Operations for such period, plus each of the following items but only to the extent deducted in the calculation of Adjusted Net Earnings From Operations and in each case calculated in accordance with GAAP: (i) accrued taxes for such period;
         (ii) interest expense for such period, and (iii) depreciation and amortization for such period.

         "Adjusted Net Earnings From Operations" means, with respect to any fiscal period, the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, as reflected on the financial statements of Borrower supplied to Lender pursuant to this Agreement, but excluding:

                           (i) any gain or loss arising from the sale of capital
                  assets;

                           (ii) any gain arising from any write-up of assets;

                           (iii) earnings of any Subsidiary of a Borrower
                  accrued prior to the date it becomes a Subsidiary;

                           (iv) earnings of any corporation, substantially all
                  the assets of which have been acquired in any manner by a Borrower, realized by such corporation prior to the date of such acquisition;

                           (v) net earnings of any business entity (other than a
                  Subsidiary of a Borrower) in which such Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

                           (vi) any portion of the net earnings of any
                  Subsidiary of a Borrower which for any reason is unavailable for payment of dividends to such Borrower;

                           (vii) the earnings of any Person to which any assets
                  of a Borrower shall have been sold, transferred or disposed of, or into which such Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transactions;

                           (viii) any gain arising from the acquisition of any
                  Securities of a Borrower; and

                           (ix) any gain arising from extraordinary or
                  non-recurring items."

         ""Adjusted Tangible Assets" means all assets of Borrower, except: (i) any surplus resulting from any write-up of assets subsequent to December 31, 1999; (ii) deferred assets, other than prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a consolidated balance sheet of Borrower or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) any investments other than cash and cash equivalents acceptable to Foothill at its sole option;
         (vi) unamortized debt discount and expense; (vii) assets located and notes and receivables due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables due from Affiliates or employees."

         ""Dynamic" means Dynamic International Ltd., a Nevada corporation."

         ""Dynamic Settlement" means that certain Settlement Agreement, dated as of June 2, 2000, among L.P., Dynamic and The Step Company, a Georgia corporation."

         ""Tangible Net Worth" means, at any date of determination, the difference between: (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, minus
         (ii) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities, minus (iii) an amount equal to the difference between $3,000,000 and the amount of all reductions (other than reductions resulting solely from the payment of cash to third parties) of the reserve titled "Contingency for legal settlement" shown on the Borrower's balance sheet dated March 31, 2000 (or any other reserve in respect of the legal contingencies resulting in the establishment of such reserves), occurring from and after March 31, 2000."

         3.03 AMENDMENT TO SUBSECTION 2.1(a) OF THE LOAN AGREEMENT. As of the Effective Date, Subsection 2.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:



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

                  "2.1 REVOLVING ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make revolving advances (the "Revolving Advances") to Borrower in an amount at any one time outstanding not to exceed the Borrowing Base, less: (i) the undrawn or unreimbursed amount of L/Cs and L/C Guaranties outstanding hereunder for all L/Cs and L/C Guaranties that are not Inventory Letters of Credit, and (ii) the Inventory L/C Reserve Amount regarding Inventory Letters of Credit. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the sum of:

                           (i) an amount equal to the lesser of: (y)
                  seventy-five percent (75%) of the amount of Eligible Accounts, and (z) an amount equal to Borrower's collections with respect to Accounts for the immediately preceding ninety (90) day period; provided, however, that the- foregoing initial advance rate of seventy-five percent (75%) shall be reduced by the Dilution Reserve; and

                           (ii) an amount equal to the lowest of:

                                    (x) the sum of (a) the Inventory Advance
                           Rate times the amount of Eligible Inventory, excluding Inventory In-Transit, and (b) the lesser of the Inventory Advance Rate times the amount of Inventory In-Transit (valued at the lower of cost or market value as determined by Foothill) and Three Million Dollars ($3,000,000) minus (c) the In-Transit Inventory Reserve;

                                    (y) the amount of credit availability
                           created by Section 2. 1(a)(i) above multiplied by one hundred thirty three percent (133%); and

                                    (z) Seven Million Five Hundred Thousand
                           Dollars ($7,500,000)."

         3.04 AMENDMENT TO SUBSECTIONS 6.12(b) AND 6.12(c) OF THE LOAN AGREEMENT. As of the Effective Date, Subsections 6.12(b) and 6.12(c) of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

                  "(b) Minimum Adjusted EBITDA. At each fiscal quarter-end set forth below, an Adjusted EBITDA in excess of the Minimum Adjusted EB1TDA set forth adjacent to such fiscal quarter-end:

                  Fiscal Quarter-End                           Minimum Adjusted EBITDA
                  ------------------                           -----------------------
                  June 30, 2000                                $1,760,000

                  September 30, 2000                           $1,501,000

                  December 31, 2000                            $1,494,000

                  From and after March 31, 2001                $1,791,000


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


                  (c) Tangible Net Worth. At each fiscal quarter-end set forth below, a Worth in excess of the Tangible Net Worth set forth adjacent to such fiscal quarter-end:

                  Fiscal Quarter-End                      Tangible Net Worth
                  ------------------                      ------------------

                  June 30, 2000                           ($3,235,000)

                  September 30, 2000                      ($3,171,000)

                  December 31, 2000                       ($2,651,000)

                  March 31, 2001                          ($1,856,000)

                  June 30, 2001                           ($2,224,000)

                  September 30, 2001                      ($2,355,000)

                  December 31, 2001                       ($2,013,000)

                  From and after March 31, 2002           ($1,412,000)

         3.05 CHANGE OF CROSS-REFERENCE. As of the Effective Date, the reference to Section 6.12 in Section 10 of the Loan Agreement is hereby changed to Section 6.11.

         3.06 TEMPORARY AMENDMENT TO SCHEDULE OF LOCATIONS OF ELIGIBLE INVENTORY. From the Effective Date until the ninetieth day following the purchase of the Dynamic Inventory pursuant to the Settlement Agreement (the "Temporary Amendment Expiration Date"), Schedule E-1 to the Loan Agreement is hereby amended by supplementing the existing Schedule E-1 with Schedule E-1 attached hereto. After the Temporary Amendment Expiration Date, the supplement to Schedule E-1 contained herein shall be null and void, and the contents of Schedule E-1 shall be limited to the contents of Schedule E-1 prior to this Amendment.

                                   ARTICLE IV
                                     WAIVER

         4.01 Borrower has notified Lender that one or more Events of Default have occurred under the Loan Agreement as a result of Borrower's failure to comply with the Total Liabilities to Tangible Net Worth Ratio set forth in
Section 6.12(b) of the Loan Agreement and the Tangible Net Worth covenant set forth in Section 6.12(c) of the Loan Agreement, in each case at the fiscal quarters ended December 31, 1999, and March 31, 2000 (collectively, the "Financial Covenant Defaults"). Having advised Lender of the Financial Covenant Defaults, Borrower has



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

requested that Lender waive the Financial Covenant Defaults. In the exercise of its discretion as a prudent lender, Lender hereby waives the Financial Covenant Defaults for the fiscal quarters ended March 31, 2000, and December 31, 1999. Except as expressly set forth in this Section 4.01, nothing contained in this Amendment or any other communication between Lender and Borrower shall be a waiver of any other present or future violation or Event of Default under the Loan Agreement or any agreement, document or instrument entered into in connection therewith (collectively, the "Other Violations"), including without limitation, any Event of Default arising by virtue of a violation of the covenants contained in Sections 6.12(b) and 6.12(c) of the Loan Agreement for any period other than the fiscal quarters ended March 31, 2000, and December 31, 1999. Similarly, nothing contained in this Amendment shall directly or indirectly in any way: (i) impair, prejudice or otherwise adversely affect Lender's right at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any agreement, document or instrument entered into in connection therewith with respect to any Other Violations, or
(ii) constitute any course of dealing or other basis for altering any obligation of Borrower under the Loan Agreement or any agreement, document or instrument entered into in connection therewith or any right, privilege or remedy of Lender under the Loan Agreement or any agreement, document or instrument entered into in connection therewith with respect to any Other Violations. Nothing in this Amendment shall be construed to be a consent by Lender to any Other Violations.

                                    ARTICLE V
                                     CONSENT

         5.01 Borrower has requested that Lender consent to the repurchase by Borrower of up to 80,000 shares of Borrower's issued and outstanding capital stock. In the exercise of its discretion as a prudent lender, Lender hereby consents to the repurchase by Borrower of up to 80,000 shares of Borrower's issued and outstanding capital stock, provided that: (a) no Default or Event of Default exists under the Loan Agreement as of the date of any such purchase; (b) no such stock is purchased at a price greater than Fifty Cents ($0.50) per share of stock; (c) the total purchase price, including any commissions, for all such shares of stock does not exceed Forty Thousand Dollars ($40,000.00); and (d) all such purchases occur on or before June 30, 2000.

                                   ARTICLE VI
           RATIFICATIONS, COVENANT AND REPRESENTATIONS AND WARRANTIES

         6.01 RATIFICATIONS. Except as expressly amended and supplemented by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Loan Agreement, as amended hereby, and each agreement and instrument executed in connection therewith, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         6.02 REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender that: (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate power or limited partnership power, as appropriate, on the part of BII, BILP or NBF and will not violate the articles of incorporation, certificate of incorporation, by-laws, organizational documents, partnership agreement, certificate of limited partnership or any other agreement to which BII, BILP or NBF are parties, by which any of their respective properties may be bound; (ii) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date; and (iii) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby (except to the extent such violations have been heretofore waived in writing by Lender).

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         7.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein and in the Loan Agreement shall survive the execution and delivery of this Amendment, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

         7.02 REFERENCE TO LOAN AGREEMENT. The Loan Agreement, as amended hereby, and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms thereof are hereby amended so that any reference in the Loan Agreement or such other agreements, documents and instruments shall mean a reference to the Loan Agreement, as amended hereby.

         7.03 AMENDMENT FEE AND EXPENSES OF LENDER. In consideration of Lender entering into this Amendment, including the waiver provided in Section 4.01 hereof, Borrower shall pay to Lender an amendment fee (the "Amendment Fee"), in the amount of $15,000, which fee shall be earned by Lender and shall be due and payable upon the execution by Lender of a counterpart of this Amendment In addition to such amendment fee and as provided in the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any agreement, document or instrument executed in connection therewith.

         7.04 TRANSPORT OF DYNAMIC INVENTORY. Borrower agrees to transport all the remaining Dynamic Inventory to one of Borrower's warehouses in Texas within ninety (90) days following the Effective Date.

         7.05 CONDITIONS PRECEDENT TO ELIGIBILITY OF DYNAMIC INVENTORY. The qualification of any Dynamic Inventory as Eligible Inventory is conditioned on the following: (a) Lender receiving any and all documents requested by Lender regarding the Dynamic Inventory; (b) all documents securing Lender's lien in the Dynamic Inventory being duly executed, and where required, recorded in the appropriate jurisdictions; and (c) Lender receiving audit results regarding the Dynamic Inventory that are satisfactory to Lender, at Lender's option.



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

         7.06 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         7.07 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

         7.08 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         7.09 EFFECT OF CONSENT OR WAIVER. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

         7.10 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         7.11 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

         7.12 FINAL AGREEMENT THE LOAN DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL. AGREEMENTS BETWEEN TILE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER

         7.13 RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS (AS DEFINED IN THE LOAN AGREEMENT) OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES

AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OBLIGATIONS (AS DEFINED IN THE LOAN AGREEMENT), INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE, TILE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR ANY AGREEMENT, DOCUMENT OR INSTRUMENT ENTERED INTO IN CONNECTION THEREWITH.

          IN WITNESS WHEREOF, each Borrower and Lender have caused this Amendment to be executed on the date first written above by their duly authorized officers.

FOOTHILL CAPITAL CORPORATION                   BOLLINGER INDUSTRIES, L.P.

                                               By: Bollinger Operating Corp.,
                                                     its General Partner

By: /s/ KATY J. BROOKS                            By: /s/ GLENN D. BOLLINGER
   -------------------------------                   ---------------------------
Name: Katy J. Brooks                              Name: Glenn D. Bollinger
Title: Vice President                             Title: Chief Executive Officer

                                               BOLLINGER INDUSTRIES, INC.


                                               By: /s/ GLENN D. BOLLINGER
                                                  ------------------------------
                                               Name: Glenn D. Bollinger
                                               Title: Chief Executive Officer


                                               NBF, INC.

                                               By: /s/ GLENN D. BOLLINGER
                                                  ------------------------------
                                               Name: Glenn D. Bollinger
                                               Title: Chief Executive Officer

                           REAFFIRMATION OF GUARANTORS

By its acceptance below this 6th day of June, 2000, the undersigned Corporate Guarantor hereby reaffirms its Continuing Guaranty and Security Agreement dated August 16, 1996 and consents to the above-stated terms.

                                             BOLLINGER OPERATING CORP.,
                                             a Nevada corporation


                                             By: /s/ BOBBY D. BOLLINGER
                                                --------------------------------
                                             Name: Bobby D. Bollinger
                                             Title:
                                                   -----------------------------


By its acceptance below this 6th day of June, 2000, the undersigned Corporate Guarantor hereby reaffirms its Continuing Guaranty and Security Agreement dated August 16, 1996 and consents to the above-stated terms.

                                             BOLLINGER HOLDING CORP.,
                                             a Delaware corporation


                                             By: /s/ BOBBY D. BOLLINGER
                                                --------------------------------
                                             Name: Bobby D. Bollinger
                                             Title:
                                                   -----------------------------


By its acceptance below this 6th day of June, 2000, the undersigned Corporate Guarantor hereby reaffirms its Continuing Guaranty and Security Agreement dated August 16, 1996 and consents to the above-stated terms.

                                             C.G. PRODUCTS, INC.,
                                             a California corporation


                                             By: /s/ GLENN D. BOLLINGER
                                                --------------------------------
                                             Name:  Glenn D. Bollinger
                                             Title: Vice President

By his acceptance below this 6th day of June, 2000, the undersigned Individual Guarantor hereby reaffirms his Amended and Restated Limited Continuing Guaranty dated June 14, 1998, and consents to the above-stated terms.


                                               /s/ GLENN D. BOLLINGER
                                               ---------------------------------
                                               Glenn D. Bollinger, an individual


By his acceptance below this 6th day of June, 2000, the undersigned Individual Guarantor hereby reaffirms his Amended and Restated Guaranty dated June 14, 1998, and consents to the above stated terms.


                                               /s/ BOBBY D. BOLLINGER
                                               ---------------------------------
                                               Bobby D. Bollinger, an individual

                                  SCHEDULE E-1
                                 (Supplemental)


Dynamic International Ltd.

Brooklyn, New York